SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 25, 2010

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-55254-10	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

372 Danbury Road, Suite 163, Wilton, Connecticut 06897
Address of principal executive offices

Registrant's telephone number: (203) 762-7000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2010, Drinks Americas Holdings, Ltd. (the “Company”) issued a press release announcing the appointment of Jack Kleinert to serve on the Company’s board of directors.

Jack Kleinert, 51, is the CEO and co-founder of Velocity Portfolio Group (“VPG”), which was founded in 2003. VPG purchases distressed consumer receivables and liquidates the receivables using its nationwide legal network.  Prior to founding VPG, Mr. Kleinert ran his own private investment group, JCK Investments.  For 15 years beginning in 1982, Mr. Kleinert worked for Goldman Sachs where he was elected as a General Partner of the firm in 1994 and retired as a Limited Partner at the end of 1997. Mr. Kleinert is a graduate of Princeton University with a Bachelor of Science degree in Chemical Engineering.  He resides in Franklin Lakes, NJ with his wife and four children.

There is no family relationship between Mr. Kleinert and any other executive officer or director of the Company. In addition, Mr. Kleinert has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated May 25, 2010

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2010

DRINKS AMERICAS HOLDINGS, LTD.

By:	/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO